Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 18, 2013 relating to the consolidated financial statements of ADA-ES, Inc. and Subsidiaries as of December 31, 2012, 2011 and 2010 and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

April 15, 2013

Denver, Colorado

/s/ EKS&H, LLLP
EKS&H, LLLP